                              EXHIBIT 11


                              (Unaudited)
                   COMPUTATION OF EARNINGS PER SHARE
                TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

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

                                                       Three months ended             Six months ended
                                                           November 30,                  November 30,
                                                       1993           1992           1993           1992
                                                       ----           ----           ----           ----
                                                                 In thousands except per share
AVERAGE SHARES OUTSTANDING
  Primary:
     Average shares outstanding                       11,017         10,950         11,017         10,938
     Stock options and other equivalents -
       treasury stock method using
       average market prices                              81            116             75            134
                                                      ------         ------         ------          -----
                                           TOTAL      11,098         11,066         11,092         11,072
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----
  Fully diluted:
     Average common shares outstanding                11,017         10,950         11,017         10,938
     Stock options and other equivalents -
       treasury stock method using end of
       quarter market price if higher than
       average                                            81            116             75            134
     Assumed conversion of 9% convertible
       subordinated debentures                           --             --             --             --
                                                      ------         ------         ------          -----
                                           TOTAL      11,098         11,066         11,092         11,072
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----
NET INCOME APPLICABLE TO COMMON STOCK
  Primary:
     Net income (loss)                               $ 5,585         $  264        $ 7,011         $( 679)
     Adjustments:
       Dividend on preferred stock                    (    7)        (    7)        (   15)         (  15)
       Contingent price amortization                      58             58            116            116
                                                      ------         ------         ------          -----
                                           TOTAL     $ 5,636        $   315        $ 7,112         $( 578)
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----
  Fully diluted:
     Net income (loss)                               $ 5,585         $  264        $ 7,011         $( 679)
     Adjustments:
       9% convertible subordinated
          debenture interest, net of federal
          income tax effect                              --             --             --             --
       Dividend on preferred stock                     (   7)        (    7)        (   15)         (  15)
       Contingent price amortization                      58             58            116            116
                                                      ------         ------         ------          -----
                                          TOTAL      $ 5,636        $   315        $ 7,112         $( 578)
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----
PER SHARE
  Primary:
     Net income (loss) per common share
       and common equivalent share                   $   .51        $   .03        $   .64         $( .05)
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----
  Fully diluted:
     Net income (loss) per common share and
       dilutive common equivalent share              $   .51        $   .03        $   .64         $( .05)
                                                      ------         ------         ------          -----
                                                      ------         ------         ------          -----

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